FIRST LITCHFIELD FINANCIAL CORPORATION
                 13 North Street, Litchfield, Connecticut 06759

NEWS RELEASE
For Immediate Release

         First Litchfield Financial Corporation Updates Earnings Report

Litchfield, Connecticut--April 10, 2009--First Litchfield Financial Corporation (Trading Symbol: FLFL.OB) (the "Company"), announced today said that due to information that became available to the Company subsequent to the issuance of its updated earnings release on March 31, 2009 for the fourth quarter of 2008 and the year ended December 31, 2008, the Company will write down for other-than-temporary-impairment ("OTTI") $2,477,000 net of a tax benefit of $842,000 on the Company's investment in two pooled trust preferred debt securities. Accordingly, for the year ended December 31, 2008, the Company will report a net loss of $4,517,000, as compared to a net loss of $2,882,000 previously reported in its press release dated March 31, 2009.

In commenting on the write down, Joseph J. Greco, President and Chief Executive Officer stated "These are unprecedented economic times. The effects of the sub-prime lending debacle which spread across many parts our nation and the economic recession have impacted financial institutions like our Company which were not directly involved. Our losses in 2008 are a result of the impairment of four securities which were all investment grade at the time of purchase. The total value of these securities comprised less than 2% of the Company's assets. In accordance with applicable accounting rules, we have written down an aggregate of 95% of the cost of these assets. However, two of these securities are performing according to their contractual terms. We believe that the steps taken to address events subsequently identified from year end 2008, should position the Company to weather any continued recessionary pressures."

Statements contained in this news release contain forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. These statements are based on the beliefs and expectations of management as well as the assumption made using information currently available to management. Since these statements reflect the views of management concerning future events, these statements involve risks, uncertainties and assumptions, including, among others: changes in market interest rates and general and regional economic conditions; changes in government regulations; changes in accounting principles; and the quality or composition of the loan and investment portfolios and other factors that may be described in the Company's quarterly reports on Form 10-Q and its annual report on Form 10-K, each filed with the Securities and Exchange Commission, which are available at the Securities and Exchange Commission's internet website (www.sec.gov) and to which reference is hereby made. Therefore, actual future results may differ significantly from results discussed in the forward-looking statements.

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                                 About the Bank

One of the oldest nationally chartered banks in the country, The First National Bank of Litchfield has served the communities of northwestern Connecticut since 1814. It has nine full-service offices in Canton, Goshen, Litchfield, Marble Dale, New Milford, Roxbury, Washington and two in Torrington. The Bank maintains a full-service Trust department that offers asset management, custody and estate settlement services to individuals, non-profit and commercial customers. Additionally, the Bank offers non-deposit retail investment products such as mutual funds, annuities and insurance through its relationship with Infinex Investments, Inc. The Bank's subsidiary, First Litchfield Leasing Corporation, provides middle-market equipment leasing/financing to the commercial markets of Connecticut and Massachusetts. The Company's website address is www.fnbl.com.
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Contact:   Joseph J. Greco, President and CEO, (860) 567-6438


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